                                                                    EXHIBIT 4.04

                                                                         ANNEX C

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS ADJUSTMENT WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THIS ADJUSTMENT WARRANT DOES NOT REQUIRE PHYSICAL SURRENDER OF THE ADJUSTMENT WARRANT UPON ANY PARTIAL EXERCISE HEREOF. AS A RESULT, FOLLOWING ANY EXERCISE OF ANY PORTION OF THIS WARRANT, THE OUTSTANDING NUMBER OF SHARES AVAILABLE PURSUANT TO THIS WARRANT MAY BE LESS THAN THE AMOUNT OF SHARES SET FORTH BELOW.


                               ADJUSTMENT WARRANT


             To Purchase Shares of $0.001 Par Value Common Stock of

                              HYBRID NETWORKS, INC.

         THIS CERTIFIES that, for value received, HALIFAX FUND, L.P. (the "PURCHASER") is entitled, upon the terms, at the times and subject to the conditions hereinafter set forth, prior to 8:00 p.m. New York City time on the Termination Date (as defined herein) but not thereafter, to subscribe for and purchase from time to time from HYBRID NETWORKS, INC., a Delaware corporation (the "COMPANY"), all or a portion of an aggregate number of shares of Common Stock of the Company (the "ADJUSTMENT SHARES") determined in accordance with
Section 3(c) hereof. The "EXERCISE PRICE" per share is $0.001. The Exercise Price per share and the number of shares for which this Adjustment Warrant is exercisable shall be subject to adjustment as provided herein. This Adjustment Warrant is being issued in connection with that certain Securities Purchase Agreement dated on or about the issuance date hereof (the "PURCHASE AGREEMENT") entered into among the Company, the Purchaser and the other purchasers named therein, if any. Any capitalized terms used but not defined in this Adjustment Warrant shall have the meaning specified in the Purchase Agreement.

1. TITLE OF ADJUSTMENT WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Adjustment Warrant and all rights hereunder are transferable, in whole or in respect of the right to purchase any part of the Adjustment Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Adjustment Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

2. AUTHORIZATION OF SHARES. The Company represents and covenants that all shares of Common Stock which may be issued upon the exercise from time to time of rights represented by this Adjustment Warrant will, upon exercise of the rights represented by this Adjustment Warrant and payment of the Exercise Price as set forth herein, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, claims, encumbrances and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issuance).

3.       EXERCISE OF ADJUSTMENT WARRANT FOR ADJUSTMENT SHARES.

(a)      DEFINITIONS.

         "ADJUSTMENT END DATE" means the 65th consecutive Trading Day following the Effective Date (subject to extension for each day that the Adjustment Period is extended, tolled or restarted as provided herein).

         Subject to Section 3(e), "ADJUSTMENT PERIOD" means the period beginning on and including the Trading Day immediately following the Effective Date and ending on and including the Adjustment End Date.

         "ADJUSTMENT PRICE" means the average of the fifteen (15) lowest VWAPs during the Adjustment Period after excluding the three (3) lowest VWAPs during the Adjustment Period; PROVIDED, HOWEVER, that (i) if such average is less than the Floor Price, then the "Adjustment Price" shall equal the Floor Price, and (ii) if such calculation is being made prior to the Adjustment End Date, then only the 18 lowest VWAPs occurring to date within the Adjustment Period shall be used; and PROVIDED FURTHER, that if the Company or any of its subsidiaries at any time prior to the Adjustment End Date (A) issues or sells any Common Stock or securities which are convertible into or exercisable or exchangeable for Common Stock (other than Debentures or Warrants issued under the Purchase Agreement), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding (whether by notice, amendment, operation or law, pursuant to the transaction documentation for such securities or otherwise, including if such adjustment is automatic or floating pursuant to the terms of the documents, and including if new securities are issued in exchange for or substitution of such securities), at or to an effective Per Share Selling Price which is less than the Adjustment Price as would otherwise be determined hereunder, then the Adjustment Price hereunder shall be equal to such Per Share Selling Price. Each VWAP used in determining the Adjustment Price shall be appropriately and equitably adjusted to reflect stock splits, stock dividends, recapitalizations and the like.


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

         "AGGREGATE PURCHASE PRICE" equals the aggregate Purchase Price paid by the Purchaser for the Debentures and Warrants purchased by the Purchaser pursuant to the Purchase Agreement.

         "COMMENCEMENT DATE" means the 19th consecutive Trading Day of the Adjustment Period.

         "EFFECTIVE DATE" means the date on which the Registration Statement (as defined in the Registration Rights Agreement) covering all the Registrable Securities is declared effective by the SEC.

         "EFFECTIVE REGISTRATION" shall have the meaning set forth in the Purchase Agreement.

         "FLOOR PRICE" shall mean $3.50, which figure shall be appropriately and equitably adjusted to reflect stock splits, stock dividends, recapitalizations and the like.

         "PER SHARE SELLING PRICE" shall have the meaning specified in, and be determined in accordance with the provisions of, the Debentures.

         "PRINCIPAL MARKET" shall mean the Approved Market or such other market or exchange on which the Common Stock is then principally traded.

         "TERMINATION DATE" means the date which is three (3) months following the Adjustment End Date, subject to extension by 1 day for each day that the Adjustment Period is extended (provided that if on the Adjustment End Date the Adjustment Price is greater than or equal to 115% of the Closing Price, then the "Termination Date" shall mean the Adjustment End Date).

         "TRADING DAY" shall mean a day on which there is trading on the Principal Market.

         "VWAP" shall mean the daily volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day.

(b)      (i)     EXERCISE OF ADJUSTMENT WARRANT BY PURCHASER. Subject to Section
         (iv) below, exercise of the rights represented by this Adjustment Warrant may be made at any time and from time to time, in whole or in part, on and after the Commencement Date and prior to 8:00 p.m. New York City time on the Termination Date, by the surrender on any business day of this Adjustment Warrant and a Notice of Exercise in the form annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the full Exercise Price of the shares thereby purchased, whereupon the holder of this Adjustment Warrant shall be entitled to receive a certificate for the number of Adjustment Shares for which this Adjustment Warrant has been so exercised. At 8:00 P.M., New York City time on the Termination Date, the portion of this Adjustment Warrant not exercised prior thereto shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis immediately prior to 8:00 P.M. New York City time on the Termination Date (and a Notice of Exercise shall be deemed given therefor).

         (ii) CASHLESS EXERCISE. Alternatively, the holder hereof may exercise this Adjustment Warrant, subject to Section (iv) below, in whole or in part in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Adjustment Warrant, together with a Notice of Exercise specifying the number of Adjustment Shares to be delivered to such Warrant holder ("DELIVERABLE SHARES") and the number of Adjustment Shares with respect to which this Adjustment Warrant is being exercised ("EXERCISED SHARES").

         The number of Deliverable Shares shall be calculated as follows:

# of Deliverable Shares  =

# of Exercised Shares  x  Fair Market Value of Common Stock Less Exercise Price
                          -----------------------------------------------------
                                      Fair Market Value of Common Stock

         "FAIR MARKET VALUE" shall have the meaning specified in Section 14(c) below.

         (iii) DATE OF EXERCISE; DELIVERY OF CERTIFICATES. All exercises will be deemed to occur as of the date of the Company's receipt of a duly executed Notice of Exercise (or such later date as may be specified in such Notice of Exercise), and certificates for shares of Common Stock purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Adjustment Warrant shall have been exercised as aforesaid. The Warrant holder may withdraw its Notice of Exercise under this Section 3(b) at any time thereafter if the Company fails to timely deliver the applicable certificates to the Warrant holder as provided in this Adjustment Warrant.

         (iv) BOOK-ENTRY. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Adjustment Warrant in accordance with the terms hereof, the Purchaser shall not be required to physically surrender this Adjustment Warrant to the Company unless such holder is purchasing the full amount of Adjustment Shares represented by this Adjustment Warrant. The Purchaser and the Company shall maintain records showing the number of Adjustment Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Purchaser and the Company, so as not to require physical surrender of this Adjustment Warrant upon each such exercise.

(c) ADJUSTMENT SHARE CALCULATIONS. Subject to Sections 3(e) and (f), the number of Adjustment Shares (if any) issuable in respect of this Adjustment Warrant shall be calculated (i) from time to time immediately upon any exercise hereof on or after the Commencement Date up until and including the Adjustment End Date, and (ii) immediately following the close of trading of the Principal Market on the Adjustment End Date, using the following formula:

# of Adjustment Shares  =

           Aggregate Purchase Price x 1.15  -  # of Shares Previously Issued
           -------------------------------
                   Adjustment Price


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

                  Where the "# OF SHARES PREVIOUSLY ISSUED" equals the sum of
                  (1) the number of Underlying Shares (as defined in the Debentures) actually issued on the Trading Day following the Effective Date upon conversion of the Debentures purchased by the Purchaser pursuant to the Purchase Agreement, and (2) the number of Adjustment Shares actually previously issued upon exercise hereof (such numbers shall be appropriately and equitably adjusted to reflect stock splits, stock dividends, recapitalizations and the like);

         PROVIDED, HOWEVER, that no shares will be due pursuant to Section 3(c) unless the Adjustment Price is less than 115% of the Closing Price (as defined in the Debenture), and PROVIDED FURTHER, that after any calculation hereunder, under no circumstances shall the number of Adjustment Shares hereunder be less than zero.

         The number of Adjustment Shares issuable hereunder shall be reduced by the number of such Adjustment Shares for which this Adjustment Warrant is exercised and/or surrendered, and the Company shall (subject to Section 3(b)(iv) above), at its expense, within five (5) Trading Days issue and deliver to or upon the order of the Warrant holder a new Adjustment Warrant of like tenor in the name of Warrant holder or as Warrant holder may request, reflecting such adjusted Adjustment Shares.

(d) NOTICE AND CLOSING. The Purchaser shall perform the calculations pursuant to Section 3(c) above upon any exercise hereof before the Adjustment End Date and immediately following the close of business on the Adjustment End Date. The Purchaser shall deliver its written calculations to the Company by facsimile contemporaneously with such Notice of Exercise and/or prior to 8:00 P.M. Eastern Time on the second Trading Day following the Adjustment End Date, as the case may be, stating the Adjustment Price and the total number of Adjustment Shares then issuable hereunder, provided that such calculations contained in such notice, nor the failure to give any such notice, shall in any way affect the calculation of the number of Adjustment Shares hereunder pursuant to this Adjustment Warrant, nor shall any such calculation or failure to notify affect the Purchaser's right to exercise this Adjustment Warrant at any time on and after the Commencement Date for any or all Adjustment Shares then issuable hereunder determined as set forth herein.

(e)      EFFECTIVE REGISTRATION DURING STOCK ADJUSTMENT PERIOD.

                  (i) If at any time during the Adjustment Period there shall be a lack of Effective Registration, the Purchaser (as to itself only) may at its option either (x) waive the lack of Effective Registration, in which case the Adjustment Period will continue uninterrupted with respect to the Purchaser in accordance with the other provisions of this Section 3, or (y) by written notice to the Company elect to suspend such Adjustment Period with respect to itself only (a "SUSPENSION NOTICE"). The Purchaser shall have three (3) Trading Days after receiving written notice from the Company of the lack of Effective Registration to make such election.

                  (ii) If the Purchaser elects pursuant to subsection (i) above to suspend the Adjustment Period and Effective Registration is subsequently re-established either before or after the scheduled end of the Adjustment Period, then the Purchaser may, at its option, elect (x) to treat the Adjustment Period as tolled for the duration (however long) of the lack of Effective Registration, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the next day of the tolled Adjustment Period, or (y) to treat the Adjustment Period as having been extended by such number of days that is equal to the duration of the lack of Effective Registration. The Purchaser shall have three (3) Trading Days after receiving written notice from the Company of the re-establishment of Effective Registration to make such election.

(f) EFFECTIVE REGISTRATION AS OF EXERCISE DATE. If there is not Effective Registration on the date of a exercise of this Warrant, then the Purchaser shall have the option (as to itself only) but not the obligation to receive from the Company, in lieu of the Adjustment Shares otherwise deliverable, an amount in immediately available funds equal to the product of (i) the highest closing price of the Common Stock on the Principal Market from the Effective Date through and including the Trading Day immediately prior to the date on which the Purchaser receives all the Adjustment Shares issuable upon such exercise, and (ii) the number of Adjustment Shares the Company otherwise would be obligated to deliver to such Purchaser upon such exercise.

(g) NEW ADJUSTMENT WARRANT. Whenever this Adjustment Warrant is exercised and surrendered to the Company in accordance with Section 3(b) above, the Company shall issue a new Adjustment Warrant for the unexercised portion (if any) of this Adjustment Warrant and for the unexpired term (through the Termination Date) of this Adjustment Warrant. Until the Termination Date, such new Adjustment Warrant shall be issued even if the surrendered Adjustment Warrant was exercised for all the Adjustment Shares then issuable under such Adjustment Warrant.

(h) REMEDIES. If the Company fails to deliver the specified number of Adjustment Shares (or amount of immediately available funds, as applicable pursuant to Section 3(f) above) to the Purchaser within ten
         (10) Trading Days of the time and at the place specified in this
         Section 3 upon exercise hereof, then the Purchaser may, without reducing its other rights at law or in equity, compel the Company to repurchase all or a part of its Securities (including the number of Adjustment Shares which, without regard to Effective Registration, should have been delivered by the Company) at the applicable Premium Redemption Price (as defined and specified in the Registration Rights Agreement).

(i) ADJUSTMENTS. The number of Adjustment Shares issuable hereunder shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event so that the Purchaser receives the same economically equivalent value of Adjustment Shares as it would in the absence of such event.

(j) ABSOLUTE OBLIGATION TO ISSUE ADJUSTMENT SHARES. The Company's obligations to issue and deliver Adjustment Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other person of any obligation to the Company or any violation or alleged violation of law by the holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Adjustment Shares.

4. NON-CERTIFICATED SHARES. In lieu of delivering physical certificates representing the Adjustment Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Purchaser, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Adjustment Shares to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

5. LISTING OF ADJUSTMENT SHARES. The Company represents and covenants that any and all Adjustment Shares issued to the Purchaser hereunder shall be duly eligible for trading on the Nasdaq National Market System or another Approved Market.

6. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the issuance of the Adjustment Shares.

7. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Adjustment Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Adjustment Warrant or in such name or names as may be directed by the holder of this Adjustment Warrant; PROVIDED, HOWEVER, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Adjustment Warrant, this Adjustment Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and PROVIDED FURTHER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

8. CLOSING OF BOOKS. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Adjustment Warrant.

9. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. Subject to Sections 13 and 14 below and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Adjustment Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Adjustment Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Adjustment Warrant pursuant to Section 3 above, the Adjustment Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date of the Notice of Exercise.

10. ASSIGNMENT AND TRANSFER OF ADJUSTMENT WARRANT. This Adjustment Warrant may be assigned in whole or in part by the surrender of this Adjustment Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); PROVIDED, HOWEVER, that this Adjustment Warrant may not be resold or otherwise transferred except (i) to an "ACCREDITED INVESTOR", (ii) in a transaction registered under the Securities Act of 1933, as amended (the "ACT"), or (iii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Adjustment Warrant to the effect that the transaction is so exempt.

11. LOSS, THEFT, DESTRUCTION OR MUTILATION OF ADJUSTMENT WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Adjustment Warrant or stock certificate representing any Adjustment Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such Adjustment Warrant or stock certificate, if mutilated, the Company will promptly make and deliver a new Adjustment Warrant or stock certificate of like tenor and dated as of such delivery, in lieu of this Adjustment Warrant or such stock certificate.

12. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

13. EFFECT OF CERTAIN EVENTS. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (collectively, a "SALE OR MERGER TRANSACTION"), the holder of this Adjustment Warrant shall have the right thereafter to purchase, by exercise of this Adjustment Warrant, the kind and amount of cash, shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Adjustment Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 13. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

14.      ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF ADJUSTMENT WARRANT SHARES.

         The number of and kind of securities purchasable upon exercise of this Adjustment Warrant shall be subject to adjustment from time to time as follows:

(a) STOCK DIVIDENDS, SPLITS AND COMBINATIONS. If the Company or any of its subsidiaries, at any time while this Adjustment Warrant is outstanding
         (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the number of Adjustment Shares then issuable hereunder shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after such event and the denominator of which shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this Section 14(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Adjustment Shares for which this Adjustment Warrant is exercisable shall be increased to equal the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately prior to such event multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Adjustment Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. In lieu of such change to the number of Adjustment Shares for which this Adjustment Warrant is exercisable, the Investor (as to itself only) may elect, in its sole discretion, to participate in such distribution and receive the shares of capital stock, evidence of indebtedness or other assets on an "as exercised" basis as if the Adjustment Warrant had been exercised in full for Adjustment Shares as of the record date for such distribution, without regard to the restrictions contained in Section 15 below.

         For purposes of this Adjustment Warrant, "FAIR MARKET VALUE" shall equal the 10 Trading Day average closing price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the holder.

(c) CHANGE IN CONTROL TRANSACTION. If at any time after the date hereof there shall be a Change in Control Transaction (as defined in the Purchase Warrant), then the Adjustment Warrant holder shall be entitled to receive upon or after such Change in Control Transaction becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such Change in Control Transaction, which would have been received by the Adjustment Warrant holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially or as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Adjustment Warrant to be performed and observed by the Company.

(d) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Adjustment Warrant exist into the same or a different number of securities of any other class or classes, then the Adjustment Warrant holder shall thereafter be entitled to receive upon exercise of this Adjustment Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Adjustment Warrant holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant at such time been exercised.

(e) In the event of any increase in the number of Adjustment Shares issuable hereunder pursuant to the foregoing paragraphs, the Exercise Price hereunder shall be inversely proportionately reduced. In the event of any decrease in the number of Adjustment Shares issuable hereunder pursuant to the foregoing paragraphs, the Exercise Price hereunder shall be inversely proportionately increased.

15.      9.9% LIMITATION.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Purchaser upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant) that have limitations on the Purchaser's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares")), together with all shares of Common Stock deemed beneficially owned (not counting such affiliate's Excluded Shares) by the holder's "affiliates" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Company's Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each holder shall have the right
         (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned of an event of any Change in Control Transaction. The Company shall have no liability for issuing Adjustment Shares in violation hereof if the Holder fails to advise the Company in writing prior to such issuance (which may be in the Notice of Exercise) that upon such issuance the Restricted Ownership Percentage will be exceeded.

(b) The Purchaser covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Purchaser will not acquire shares of Common Stock pursuant to any right (including the exercise of the Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                  (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

                           MINUS

                  (y) the number of shares of Common Stock owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

                  A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 15 controls in the case of any conflict with any other provision of the Transaction Documents.

                  The Company's obligation to issue Adjustment Shares which would exceed such limits referred to in this Section 15 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

(c) NASDAQ RULE. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Purchaser upon exercise pursuant to the terms hereof shall not be a number that would exceed the 20% Cap, provided that in the event that there are Deficiency Shares, the terms of Section 3.14 of the Purchase Agreement shall govern with respect to such Deficiency Shares and 20% Cap.

16.      MISCELLANEOUS.

(A) ISSUE DATE; CHOICE OF LAW; VENUE; JURISDICTION. THE PROVISIONS OF THIS ADJUSTMENT WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS ADJUSTMENT WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS ADJUSTMENT WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE OR U.S. DISTRICT COURT SITTING IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN SAN JOSE, CALIFORNIA IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS ADJUSTMENT WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN EITHER OF SUCH JURISDICTIONS. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS ADJUSTMENT WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS ADJUSTMENT WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 16(C) AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN

         ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b) MODIFICATION AND WAIVER. This Adjustment Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Adjustment Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Adjustment Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Purchaser or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Purchaser or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. All notices under this Adjustment Warrant shall be deemed to have been given when received.

         A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 16(c).

(d) SEVERABILITY. Whenever possible, each provision of this Adjustment Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Adjustment Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Adjustment Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Adjustment Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Adjustment Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Adjustment Warrant holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Adjustment Shares on the exercise of this Adjustment Warrant.

                                 *  *  *  *  *

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Adjustment Warrant to be executed by its officers thereunto duly authorized.

Dated: February 16, 2001

                                         HYBRID NETWORKS, INC.


                                         By: ______________________________
                                             Name:
                                             Title:


ATTEST:
-------

Sign:______________________________________
Print Name:

                               NOTICE OF EXERCISE

To:   HYBRID NETWORKS, INC.

Re:   Adjustment Warrant originally issued on February __, 2001 to ____________.

(1)   The undersigned hereby elects:

            (A) to purchase ________ shares of Common Stock of HYBRID NETWORKS, INC. pursuant to the terms of the attached or above-referenced Adjustment Warrant, and tenders herewith payment of the Exercise Price in full.

            (B) to purchase ____________ shares of Common Stock of HYBRID NETWORKS, INC. pursuant to the terms of the attached or above-referenced Adjustment Warrant, in a "cashless" or "net-issue" exercise and herewith makes payment therefor with ______ surrendered shares.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           _______________________________
                           (Name)

                           _______________________________
                           (Address)

                           _______________________________; and in addition



(3) Please issue a new Adjustment Warrant for the unexercised portion (if any) and for the unexercised term (through the Termination Date) of the attached Adjustment Warrant in the name of the undersigned or in such other name as is specified below:


                           Other Name: ____________________


(4) The undersigned represents as of the date hereof that, after giving effect to the exercise of this Adjustment Warrant pursuant to this Notice of Exercise, the undersigned will not exceed the "Restricted Ownership Percentage" contained in Section 15(a) of the Adjustment Warrant and will remain in compliance with
Section 15(b) of the Adjustment Warrant.


                                     _________________________________________
                                     (Name)


_____________________                _________________________________________
(Date)                               (Signature)


                                     _________________________________________
                                     (Address)

                                 ASSIGNMENT FORM

              (To assign the foregoing Adjustment Warrant, execute
                 this form and supply the required information.
            Do not use this form to exercise the Adjustment Warrant.)



FOR VALUE RECEIVED, the foregoing Adjustment Warrant of HYBRID NETWORKS, INC., and all rights evidenced thereby are hereby assigned to
___________________________ whose address is ___________________________________
_______________________________________________________________________________.


Dated:  ______________,  ____


Holder's Signature:   _____________________________

Holder's Address:     _____________________________

                      _____________________________




Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Adjustment Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Adjustment Warrant.